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                                                                    Exhibit 3.49

                              AMENDED AND RESTATED

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                          REED-HYCALOG OPERATING, L.P.

         The undersigned, desiring to amend and restate the Certificate of Limited Partnership of Reed-Hycalog Operating, L.P. pursuant to the provisions of Section 17-210 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Limited Partnership is Reed-Hycalog Operating, L.P.

         SECOND: The Certificate of Limited Partnership (the "Certificate") was filed with the Secretary of State of Delaware on October 11, 2002 and a Corrected Certificate of Limited Partnership was filed on December 2, 2002.

         THIRD: The Certificate is hereby restated in its entirety to read as follows:

                1. The name of the Limited Partnership is Reed-Hycalog Operating, L.P.

                2. The address of the registered office of the Partnership in the State of Delaware is c/o Capitol Services, Inc., 615 South Dupont Highway, Dover, Kent County, Delaware 19901.

                3. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Capitol Services, Inc., 615 South Dupont Highway, Dover, Kent County, Delaware 19901.

                4. The name and the business address of the sole general partner of the Partnership is:

                             Reed-Hycalog L.L.C.
                       1330 Post Oak Blvd., Suite 2700
                            Houston, Texas 77056

                5. The Partners hereby specify, acknowledge and agree that all interests in the Partnership are securities governed by Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Delaware (the "UCC"), and pursuant to the terms of Section 8-103 of the UCC, such interests shall be "securities" for all purposes under such Article 8 and under all other provisions of the UCC.


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         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Limited Partnership on this 20th day of December, 2002.

                                     REED-HYCALOG L.L.C.

                                     By:
                                         ----------------------------------
                                     Name:  Philip A. Choyce
                                     Title: Secretary




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